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                                                                 Exhibit 10.3

                           SOFTWARE LICENSE AGREEMENT

This Agreement is made and entered into as of Jan. 13, 1999, by and between RADVision Ltd. ("Licensor" or "RADVision"), with its offices at 24 Raul Wallenberg St., Tel Aviv 69719, Israel, and RADCOM Ltd. ("Licensee" or "RADCOM") with its offices at 24 Raul Wallenberg St., Tel Aviv 69719.

Licensor is the owner of the Software Products listed in Exhibit A ("RADVision Software Products").

Licensee desires to incorporate one or more of RADVision's Software Products into Licensee's products.

It is agreed by both RADVision and Licensee that the RADVision Software Products may be sold and/or licensed only as Embedded Software incorporated into Licensee's Network Products, Server Products and/or Client's Products ("Licensee's Products").

Based on the mutual promises and conditions contained in this Agreement, RADVision and the Licensee agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the following meanings:

1.1. LICENSE/D SOFTWARE shall mean those computer programs and instructions listed in Exhibit A, in Source Code and/or in Object Code form. Licensed Software includes all enhancements, modifications, additions, translations, compilations, or other software delivered to Licensee by RADVision hereunder or under any support agreement entered into in connection with this Agreement.

1.2. OBJECT CODE shall mean any compiled, assembled, or machine executable version of the Licensed Software, or any part thereof.

1.3.     SOURCE CODE means the human readable form of the Licensed Software.

1.4. EMBEDDED SOFTWARE shall mean that software which is the end result of integrating the Licensed Software with any of Licensee's Network Products, Server Products and/or Client's Products. in Object Code form only.

1.5. DOCUMENTATION shall mean any documents, information, directions, explanations, or material, concerning RADVision and/or the Licensed Software, produced by or for Licensor for the use of License Software customers in whatever form.


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1.6.     DERIVED DOCUMENTATION means any written material which contains any change, modification, enhancement, addition, correction or translation to or of the Documentation, or any derivative work based upon the Documentation prepared by Licensee, or any Documentation created by Licensee in whole or in part based upon the Documentation.

1.7. MODIFICATION shall mean any change, modification, enhancement, addition, or correction to the License Software, or any translation of the Licensed Software into other computer languages or other hardware or software environments, or any derivative work based on the Licensed Software or any software or documentation created by Licensee, in whole or in part, based upon the Licensed Software and/or the Documentation.

1.8. PORTED SOFTWARE shall mean a translation of the Licensed Software to other computer languages or other hardware or Software environments; such Ported Software shall always be proprietary to RADVision.

1.9. UPDATES shall mean new versions of the Licensed Software made available by Licensor to its existing customers of the Licensed Software that contain bug fixes and/or enhancements or improvements, but do not contain significant new features, according to Licensor's sole discretion regarding new features.

1.10. BUG FIXES shall mean any correction(s) of error(s) contained in the Licensed Software.

1.11. DISTRIBUTOR shall mean any third party with direct written authorization from Licensee to market the Embedded Software pursuant to, and in accordance with, the terms hereof.

1.12. END USER shall mean a specific individual or entity authorized directly or indirectly by Licensee to use the Embedded Software, regardless of whether the individual or entity is actively using the Embedded Software.

1.13. CONFIDENTIAL INFORMATION shall mean information concerning inventions, know-how, trade secrets and other proprietary RADVision information, including RADVision's disclosure of the Source Code/Object Code, Documentation and trade secrets relating to the Licensed Software and any Updates or enhancements.

1.14. AUTHORIZED SUBCONTRACTORS shall mean subcontractors hired by Licensee to work with the Embedded Software, provided that each such subcontractor shall: (1) be listed on attached Exhibit F hereto, as amended from time to time, (2) not be engaged in producing Competitive Products, and (3) have signed an



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         agreement for the benefit of Licensor containing the provisions of
         Article 3 hereof.

1.15. LICENSEE'S PREMISES shall mean the place of business and development work where the Licensee shall archive and make the Licensed Software available for use, by or through a development team which is responsible for a certain line of Licensee's Products built around the Embedded Software. Licensee's Premises may be deemed to include the off-site development team facilities of Authorized Subcontractors hired to assist Licensee in the development of the Embedded Software provided that any such Authorized Subcontractor is not a producer of Competitive Products and that each Authorized Subcontractor working with the Licensed Software has entered into a written agreement with Licensee which requires that:

         (a) the Authorized Subcontractor use License Software and or Documentation exclusively for the benefit of Licensee;

         (b) the Authorized Subcontractor shall incur the same obligations with respect to the use of License Software and/or Documentation as those incurred by Licensee under this Agreement; and

         (c) all copies of License Software and/or Documentation provided to or made by the Authorized Subcontractor shall be returned to Licensee or destroyed, including all copies stored in computer memories or storage media, upon completion of its work for Licensee.

1.16. CLIENT PRODUCTS shall mean end station applications according to the specified in Exhibit B.

1.17. SERVER PRODUCTS shall mean servers that transfer stored multimedia information to a user (such as but not limited to WWW servers and voice/video mail systems).

1.18. NETWORK PRODUCTS shall mean all applications that connect between different networks or sub-networks or applications that are not defined as Client or Server Products.

1.19. COMPETITIVE PRODUCTS shall mean any product that supports substantially similar functionality as the Licensed Software.

1.20. COMPETITOR shall mean any company which develops and markets H.323 Stack or Gatekeepers for developers or any company that is affiliated with such a company (affiliation in this section shall mean more than 50% equity holding).

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1.20.    NON-CONFORMANCE shall mean a material deviation in the performance of the Licensed Software from the functional specification contained in the documentation.

1.21. SPECIFICATIONS shall mean the specifications for the License Software, which are contained in Exhibit A of this Agreement and in the Documentation.

1.22. RELEASE DATE shall mean the date of the first sale of Licensee's Product built around Embedded Software, or a press release announcing the availability of the above product (the earlier between the two).

1.23.    LICENSEE PRODUCTS shall mean products as specified in Exhibit B.


2. LICENSE GRANT. RADVision hereby grants to Licensee, and Licensee hereby accepts from RADVision, subject to the terms of this agreement, a non-exclusive, nontransferable worldwide license to:

         (i) Use and copy the Licensed Software and the Documentation only for the internal purpose of developing and creating Modifications, Embedded Software and Derived Documentation, only on Licensee's Premises.

         (ii) Create copies of the Embedded Software and Derived Documentation in object code to the extent necessary to fully utilize the rights granted herein.

         (iii) Distribute and sub-license the Embedded Software, software the Licensed Software is in object code, world-wide directly or indirectly through authorized Distributors, to End Users for the purpose of and to effect the End User's utilization of Licensee's Products.

         (iv) Authorize Distributors to; (a) use, create and distribute copies of the Embedded Software as part of Licensee's Products and transfer directly to End Users, for the purpose of and to effect the End User's utilization of Licensee's Products, and
                  (b) authorize End Risers to create limited copies of tile Embedded Software for archival purposes.

Licensee will have the right to modify and copy the Source Code only to develop its Embedded Software and only to the extent permitted in this Agreement.

Licensee will not have the right to market, sub-license, or otherwise distribute the Licensed Software, whether with modifications or without modifications, or the Embedded Software in a Source Code form.



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3.       PROTECTION OF LICENSED SOFTWARE

         3.1. SUBLICENSING TERMS. An End User may be authorized only to use the Embedded Software pursuant to a written agreement between Licensee or a Distributor, as the case may be, and the End User. The terms and conditions of all such agreements shall be at least as protective of the Embedded Software as; (i) the terms and conditions Licensee uses for its other software products, (ii) the terms and conditions governing the End User's use of or marketing of the Licensee's Products and
                  (iii) the terms and conditions contained herein.

         3.2. Licensee agrees to reproduce on all copies of the Licensed Software and Embedded Software and the Documentation or Derived Documentation, a RADVision copyright notice in a form approved in advance by RADVision. The copyright notice shall be the same or similar to the following:

                  "@  COPYRIGHT RADVISION LTD. 19XX"

                  Any RADCOM product incorporating part or all of the Embedded Software shall include the standard copyright statement in the "About Box" of the product.

         3.3. TITLE. All claims to the contrary contained herein notwithstanding, title in and to the Licensed Software and Documentation, additions and Modifications to the Licensed Software created by RADVision or Licensee, including but not limited to, all copyright, patent, trade secret rights and intellectual property rights shall remain in and with RADVision, Ltd. and/or Licensor.

         3.4. CONFIDENTIALITY. Licensee hereby acknowledges that the Licensed Software contains valuable Confidential Information of RADVision. Licensee agrees to hold all such Confidential Information in confidence, and agrees not to disclose such Confidential Information, except as expressly permitted in
                  Section 2 of this Agreement or to anyone other than Licensee's employees who have a bona fide need to know, which employees shall be governed by a similar confidentiality requirements of equal or greater force. Additionally, Licensee agrees to use at least that degree of care which it uses to protect its own information of a similar proprietary nature, but in no event less than reasonable protection expected in similar circumstances.

                  Excluded from such Confidential Information is information that Licensee proves that it had in its possession without confidential limitation prior to disclosure and which such information is known or becomes known to the general public without breach of this Agreement or which is received rightfully by Licensee and without confidentiality limitations from a third party or which is disclosed publicly by RADVision without substantially similar confidentiality restrictions.

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                  Licensee may not disclose any information contained in the
                  Source Code and/or the Source Code itself and/or anything related to the Source Code to anyone other than Licensee's employees or Authorized Subcontractors with a bona fide need to know. Licensee agrees to protect the Source Code and any confidential information related to the Source Code by employing the same degree of care Licensee employs in protecting its own source code (and no less than reasonable care). This confidentiality obligation is to survive the termination/expiration/cancellation of this Agreement for any cause whatsoever and to remain in force in perpetuity.

         3.5. UNAUTHORIZED DISCLOSURE. Licensee acknowledges that the unauthorized disclosure of such confidential information could cause irreparable harm and significant injury to RADVision which may be difficult to ascertain. Accordingly, Licensee shall indemnify RADVision against any damage arising due to such unauthorized disclosure. Furthermore, Licensee agrees that RADVision shall have the right to obtain an immediate injuction, enjoining any such unauthorized disclosure.

         3.6. COPIES. Licensee shall not copy, in whole or in part, the Source Code or the Licensed Software and Documentation except as explicitly permitted herein and for internal backup or archival purposes.

         3.7. COMPETITIVE PRODUCTS. Other than as part of the Embedded Software, as permitted within the scope of the license granted in Section 2 of this Agreement, Licensee is prohibited from, and shall not, develop, market or sell any Competitive Product based on or derived in any way from the Licensed Software or from the benefits of know how resulting from access to or work with Licensor's proprietary information and Source Code (hereinafter "Proprietary Information"). The term "benefits of know how" means information in non-tangible form which may be retained by persons who have had access to the Proprietary Information, including ideas, concepts, know how or techniques contained therein.


4.  WARRANTY

Licensor warrants that the Licensed Software complies with the Specifications. RADVision does not warrant that the Licensed Software is free from errors and/or will run properly on all computer hardware and/or operating systems, that the Licensed Software will meet requirements of Licensee or operate in the combinations which may be selected for use by Licensee or the End Users or that the operation of the Licensed Software will be uninterrupted or error free.

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THE WARRANTIES ABOVE ARE EXCLUSIVE ADD IN LIEU OF ALL OTHER WARRANTIES, WHETHER
EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

NO WARRANTY SHALL APPLY TO DEFECTS, FAILURES, DAMAGE, OR LOSS RESULTING FROM CORRECTIONS, REPAIRS OR SERVICE NECESSITATED.






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         BY:

         (l)      LICENSEE'S OR THE ULTIMATE USER'S SYSTEM, OTHER EQUIPMENT OR
                  ITS USE;

         (II)     ANY ACT OR OMISSION BY ANYONE OTHER THAN LICENSOR;

         (III)    POWER SHORTAGES. IRREGULARITIES, OR FAILURES:

         (IV)     MODIFICATION OF THE LICENSED SOFTWARE BY ANYONE OTHER THAN
                  LICENSOR;

         (V)      OR ANY OTHER CAUSE DETERMINED TO BE BEYOND
                  LICENSOR'S CONTROL.

         4.2 ACCEPTANCE. Licensee will be deemed to have accepted the Licensed Software upon the occurrence of any of the following:
                  (i) the end of a thirty day acceptance period commencing from the date of receipt of the Licensed Software during which no written notification of a Non-conformance was received by RADVision; or (ii) Licensee's notification to RADVision of its acceptance of the Licensed Software. Following the thirty day acceptance period, if RADVision has not corrected a Non-conformance within sixty days from the date of receipt of such written notification, Licensee may elect to accept the Licensed Software in its then-current condition, or return the Licensed Software and all copies and derivatives and terminate all licenses granted herein. Upon such returning of the Software and derivatives, and termination of the licenses granted herein, Licensor shall pay back to Licensee the, then paid License Fee as specified in Exhibit C section 1.1.

         4.3 SUPPORT. Any maintenance or support of the Licensed Software by RADVision will only be pursuant to Section 7 hereunder or a separately executed maintenance agreement.

5.       INDEMNIFICATION

         5.1 RADVision hereby agrees to indemnify, and defend Licensee against claims on account of Licensee's use of the Licensed Software, based upon an allegation that the Licensed Software infringes or violates any third party's patent copyright, trade secret, or other intellectual property rights(s) provided that Licensee gives RADVision prompt written notice of any claim. sole authority to defend or settle as it sees fit. and reasonable cooperation (at RADVision's expense). RADVision may, at its sole option and expense (i) procure for Licensee the right to continue using Licensed Software, (ii) modify it so that it is non-infringing, (iii) procure a replacement product that has substantially the same functionality, or, if none of the above options is reasonably available, (iv) terminate this Agreement. RADVision will have no liability under this section for any claim based upon (i) Licensee's Modification to, or integration with, or use of the Licensed



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                  Software with other software, or (ii) RADVision implementing any change in compliance with and resulting from instruction or direction of Licensee. In no event will RADVision's liability under this sub-section exceed the total of the sums received by RADVision from Licensee under this Agreement.

                  THIS SECTION 5.1 STATES RADV ENTIRE LIABILITY FOR ANY INFRINGEMENT OR VIOLATION OF ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS.

         5.2 In no event shall RADVision make any warranty or have any liability regarding the Embedded Software or any Modification. Except for the issues mentioned in sub-section 5.1 above, Licensee shall indemnify and defend RADVision against any claims that the Licensee's Products or Embedded Software infringe any third party's issued patent or any copyright, or violates any third party's trade secret or other intellectual property right(s), provided that RADVision gives Licensee prompt written notice of any claim, sole authority to defend or settle as it sees fit, and reasonable cooperation at Licensee's expense. Licensee shall not make any warranty on RADVision's behalf.

6. DELIVERY AND PAYMENT. For the rights granted herein, Licensee agrees to pay RADVision a License fee for the Licensed Software, as described in Exhibit B attached hereto.

         6.1. ROYALTY PAYMENTS. In addition to the one time license fee, Licensee agrees to pay RADVsion a "royalty fee", according to one of the "royalty fee" payment options listed in Exhibit C, for each copy of the Licensed Software derivative which is distributed outside the Licensee Premises, whether as an Embedded Software, a Modification or in any other way. No "royalty fee" will be due on copies of the Licensed Software which are used within the Licensee Premises for development purposes.

                  The Licensee agrees to keep true and accurate records and books of account containing all data necessary for the calculation of the "royalty fee" payable to RADVision. Such records and books of account shall be open at all reasonable times during business hours for inspection by an independent authority, upon reasonable written notice having been given by RADVision, not more often than once per annum however, in the absence of cause for inquiry.

                  Following the signing of this Agreement by both parties, the Licensee shall prepare a statement in respect of each calendar quarter or part thereof, detailing the number of copies of the Embedded Software sold/distributed and the number of ports (concurrent calls) per Embedded Software, and the amount of royalties due to RADVision. Such a statement shall be submitted to RADVision within 30



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                  days of the end of such calendar quarter or part thereof to which it relates, together with a remittance for the "royalty fee" due to RADVision. If RADVision shall give written notice to the Licensee within 30 days of the receipt of any such statement that it does not accept the same such statement, such statement shall be certified independently. The Licensee shall make available all books and records required for the purpose of such certification and the statement so certified shall be final and binding between the parties. The costs of such certification shall be the responsibility of the Licensee if the Licensee's statement is certified to be inaccurate by more than 5%, and the responsibility of RADVision if the Licensee's statement is certified accurate, or inaccurate by less than 5%. Following any such certification the parties shall make any adjustments necessary in respect of the "royalty fee" already paid to RADVision in relation to the calendar quarter in question.

         6.2. LATE PAYMENT CHARGES. RADVision reserves the right to levy an interest charge for outstanding amounts not received in accordance with payment terms in Exhibit C attached hereto. This charge will take the form of interest at a monthly compounded rate of 2.5% on all amounts outstanding for more than 60 (sixty) days from the due date of payment. Interest will be due on the 61st (sixty first) day for the preceding 60 (sixty) days and thereafter levied monthly until arrears plus interest have been cleared. This charge applies to amounts outstanding in respect of the Licensed Software and/or "royalty fee" Payments.

7.       MAINTENANCE.

         7.1. SERVICES. RADVision or its agents shall provide Licensee with site license maintenance services and support services of the Licensed Software as outlined in EXHIBIT D. Support will only be provided to the unmodified Licensed Software for a release that is current within six months and through a single Licensee-designated contact on the Licensee Premises. RADVision may, after providing Licensee ten days advance written notice, discontinue support services during any period that Licensee remains in arrears of any of the fees owed to RADVision hereunder.

         7.2. TERM. The initial term of the maintenance services shall BEGIN upon Licensee's receipt of the Licensed Software under this Agreement, and shall continue until the third anniversary of the Effective date. Thereafter, the maintenance services may be renewed for additional one year term according to the options below:

                  Licensor notifies the Licensee in writing 60 days prior to the end of the then current maintenance term, and Licensee replies, in not more than 10 days from receiving Licensor's notice, of its wish in one of the following options: 1 -Licensee shall pay the annual maintenance fee as specified in Exhibit C



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                  section 3, and maintenance services will be renewed for a one year period, 2 -- Licensee shall pay the Yearly Down Payment as specified in Exhibit C section 3 and maintenance services will be renewed for a one year period. Or 3 -- Licensee shall not pay the annual maintenance fee and the maintenance services will not be renewed (this option will not affect the obligation to pay Royalties). In case Licensor or Licensee fails to perform the above option 3 will automatically be selected.

         7.3. FEES AND PAYMENT. The initial maintenance and support fees are set forth in Section 3 of Exhibit C. RADVision will provide Licensee with written notice at least thirty days prior to the beginning of the second term of the fee for such term and at least thirty days prior to the beginning of any subsequent term of any price increase for that term. Support fees are due within thirty days of RADVision's invoice date. RADVision will invoice Licensee for the support services thirty days prior to the beginning of the applicable support year.

8. NOTICES. When any notice is required or authorized hereunder, such notice shall be given in writing by recognized overnight express service or personal delivery addressed to the other party as specified below, or such other address as may be requested in writing by the party to be notified. A notice shall be deemed given ten (10) working days after deposited in the mail:

      LICENSOR                                   LICENSEE:
      RADVISION:                                 RADCOM:
      RADVision Ltd.                             RADCOM Ltd.
      24 Raul Wallenberg Street                  12 Hanechoshet Street
      Tel Aviv 69719, Israel                     Tel Aviv 69710, Israel
      cc: Attn: Legal Department





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9.       TERM, TERMINATION AND SURVIVAL.

         9.1. TERM. The term of this Agreement shall commence on the date first written above and unless otherwise terminated or canceled as provided herein will continue thereafter pursuant to the terms hereof.

         9.2.     TERMINATION. If Licensee fails to pay any fees specified in
                  Section 6 within sixty (60) days of the due date, the licenses granted herein to Licensee shall immediately terminate, provided that RADVision has provided written notice to Licensee, detailing such failures no less than 10 business days prior to the termination. If at any time Licensee is in breach of any material provisions hereof, and such breach continues for at least sixty (60) days after written notice thereof, it shall be considered a default and RADVision may terminate all licenses granted.

         9.3 Other Events of Termination. Notwithstanding 9.2 above, RADVision or Licensee, as the case may be, shall be entitled to notify the other party of immediate termination of this Agreement in any of the following events:

                  (i) all of the assets of the LICENSEE is sold or otherwise transferred to any Competitor of RADVision;

                  (ii) LICENSEE is merged or consolidated with any Competitor of RADVision;

                  (iii) a receiver, trustee, or liquidator of the other party is appointed for a significant portion of its properties or assets;

                  (iv) the other party admits in writing its inability to pay its debts as they mature;

                  (v) the other party makes a general assignment for the benefit of creditors;

                  (vi) the other party is adjudicated as bankrupt or insolvent;

                  (vii) a petition for the reorganization of one of the parties or an arrangement with its creditors, or readjustment of its debts, or its dissolution or liquidation is filed under any law or statute, and approved by court;

                  (viii) the LICENSEE becomes subject to the control of any competitive firm or company;

                  (ix) Licensee notifies Licensor not later than December 20 that it desires to terminate the agreement;


         9.4. FORCE MAJURE. Neither RADVision nor Licensee shall be liable for any delays in the performance of any of its obligations hereunder due to fire, strike, war, riots, acts, of any civil or military authority, acts of God, judicial action unavailability or shortages of materials or equipment,




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                  failures, or delays in delivery of vendors and suppliers or delays in transportation and the like.

         9.5. EFFECTS OF TERMINATION. Following any termination or cancellation of this Agreement or the licenses granted herein:
                  (i) Subject to the provisions specified herein below, immediately upon RADVision request, Licensee will either destroy or send to RADVision (on Licensee's expense) all copies of the Licensed Software and the Documentation; (ii) Licensee may use the Embedded Software only to support its then current licensees, but may not use or distribute any version of the Embedded Software for any other purpose; (iii) Licensee's rights to continue to distribute or market the Embedded Software shall immediately cease, and the rights of all distributors to continue to distribute or market the Embedded Software shall also cease unless Licensor, at its sole discretion, negotiates special provisions to Licensee's distributor agreements regarding discontinuance of products; and (iv) all of RADVision's obligations hereunder shall cease. So long as Licensee has any copy of the Licensed Software or Embedded Software, Licensee shall continue to be bound by the terms hereof. Notwithstanding anything to the contrary, no cancellation or termination of this Agreement or any of the Licenses granted herein will have any effect on the rights of an End User to continue to use any copy of the Embedded Software previously licensed in accordance with the terms hereof. Licensee covenants that it will promptly notify its distributors of any termination or cancellation of this Agreement and immediately disclose such notification to Licensor.

         9.6. SURVIVAL. Sections 3, 4.1, 5 6 and 11 shall survive the expiration and termination of this Agreement for any reason. Provisions of the sections which, by their nature, must remain in effect beyond the termination of this Agreement shall also survive. Payments which accrue or are due before termination of this Agreement shall survive the expiration or termination of this Agreement.

10.      Joint Cooperation.

         10.1 INTEROPERABILITY. Licensee acknowledges the strategic importance of maintaining interoperability between Licensee's products using the Embedded Software and RADVISION H.323 gateway products. Prior to releasing products using the Embedded Software, Licensee agrees to test the interoperability between the Embedded Software and RADVISION
                  H.323 gateway. Licensee will notify RADVISION of any interoperability problems that Licensee cannot resolve. In such event, RADVISION and Licensee will cooperate in resolving the problem.

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         10.2     PUBLICITY. The particular terms and conditions of this
                  Agreement are confidential and shall not be disclosed by either party without the prior written consent of the other party. No public announcements relating to this Agreement shall be issued by either party without giving the other party prior written notice and without joint agreement of the timing of such announcements. Notwithstanding anything stated herein, the parties agree to issue a joint press release announcing the relationship initiated hereunder and to cooperate in other joint promotional opportunities and announcements. Licensor shall inform its software customers of Licensee Products in a manner to be mutually agreed upon by the parties.

         10.3 Cooperation. Licensor shall provide Licensee with requests and/or other information regarding Licensee's planned Licensee Product.

         10.4 Licensor will discuss with Licensee the option of cooperation regarding Licensee Products before supplying competing products to its software customers. or together with its software package.



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11     MISCELLANEOUS.

         11.1 CHOICE OF LAW. This Agreement shall be governed by the substantive laws of the State of Israel.


         11.2 WAIVER. No delay, omission, or failure to exercise any right or remedy provided herein shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such right or remedy, but every such right or remedy may be exercised, from time to time as may be deemed expedient by the party exercising such remedy or right.

         11.3 TAXES. Licensee shall be solely responsible for any sales, use, service, withholding tax or other tax levied or incurred on account of the Agreement or the activities hereunder, except for any tax based upon the net income of RADVision.

         11.4 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, in no event will RADVision's total liability hereunder exceed the fees paid to RADVision by License hereunder.

         11.5 ARBITRATION. Except as stated below, any controversy or claim arising out of or relating to this Agreement or the breach hereof, except as stated below, shall be settled by Arbitration in the State of Israel in accordance with the Israeli Arbitration Law, and the Judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The provisions of this Agreement relating to RADVision's rights in and to the Licensed Software shall not be arbitratable. The award of the Arbitrator shall be final, non-appealable and binding upon the parties hereto and their respective successors and permitted assigns.

         11.6 INVALIDITY. If any provision herein is ruled too broad in any respect to permit the full enforcement thereof, or if any provision herein is ruled in violation of Israeli law, then such provision shall be limited only so far as it is necessary to allow conformance to the law, and as so limited shall be deemed a part hereof herein. If it is not possible for any invalid provision to be so limited, such provision shall be deleted from the Agreement, but the remaining provisions shall remain in full force and effect.

         11.7 DAMAGES. In no event will RADVision be liable to the Licensee or any third party for any indirect, incidental, special or consequential damages, whether in an action in contract, tort or otherwise whether foreseeable or not, including without limitation, damages for loss of business profits, revenues, data, or business interruption, resulting from or arising out of the use of or inability to delivery, performance or use the Licensed Software, even if RADVision has been advised of the possibility of such.

                  The provisions of this Agreement allocate the risks between Licensor and Licensee. Licensor's pricing reflects this allocation of risk and the limitations of liability specified herein.

         11.8 ASSIGNMENT. Neither this Agreement nor any of Licensee's rights granted herein may be assigned or transferred by Licensee, whether voluntarily or by operation of law, without the prior written permission of RADVision and any attempt to do so shall be without effect. Assignment shall be deemed to include (i) all or substantial part of the assets of the Licensee being sold or otherwise transferred to any person;
                  (ii) the Licensee being merged or consolidated with any other person; and (iii) Licensee becoming subject to the control of any competitive firm or company.

         11.9 EXPORT. Licensee understands that the Licensed Software may be a regulated commodity under the export control laws of the United States and the regulations thereunder, as amended from time to time, and may require a license to export such. Licensee is solely responsible for any required export license, and shall obtain any such required license(s).

         11.10 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed to create an employer-employee relationship between RADVision and Licensee, nor any agency, joint venture or partnership relationship between the parties. Neither party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other.

         11.11 INTEGRATION. This Agreement is the complete and exclusive agreement between the parties with regard to the subject matter hereof and supersedes the prior discussions, negotiations and memoranda related hereto. Any Licensee purchase order issued for the software, documentation, or services provided hereunder shall be for the sole purposes of administrative convenience and shall be subject to the terms hereof.

         11.12 LIMITATION OF SALES For a twenty four (24) months period from the Effective Date, Licensor will not supply any product competing directly as a stand alone product with Licensee Product, except for to its own customers, or to new customers as part of its software packages.

         11.13 NON-SOLICITATION. During the term hereof and for one year thereafter, and unless otherwise approved in writing by the other party, both parties shall not, directly or indirectly hire or solicit any employee of the other party or anyone who was an employee, consultant or independent contractor of the other party at any time within the three-month period immediately prior thereto or encourage any employee, consultant, independent contractor or agent of the other party to terminate such employment, or agency or other relationship.

         11.14 EXHIBITS. Attached hereto and incorporated herein by this reference are the following exhibits:

                  Exhibit A: Itemization of Licensed Software.
                  Exhibit B: Licensee's Products covered under this Agreement Exhibit C: License, Royalties and Support Fees.
                  Exhibit D: Maintenance and Support obligations.
                  Exhibit E: Options for future SW purchases.
                  Exhibit F: Listed Subcontractors

         11.15 FURTHER DOCUMENTS. The parties agree to execute any document reasonably requested by the other to perfect the rights granted herein.

         11.16 COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which will be an original, but all of which taken together shall constitute one and the same document if bearing an authorized signature of RADVision and Licensee.

         11.17 TRAINING. Licensor will give Licensee a free training session of 1.5 to 2 days in Israel.


In witness whereof, the parties have executed this Agreement as of the date first above written.


     RADVISION:                                 LICENSEE:


     Name:                                       Name:
          ------------------                         ----------------
               (SIGNATURE)                               (SIGNATURE)


     Name:___________________                    Name:___________________
                   (PRINT)                                   (PRINT)

                                                       EXHIBIT A

                        ITEMIZATION OF LICENSED SOFTWARE

1.       Licensed Software:

         1.1 H.323 Protocol Stack, in a source code form for Windows 95/NT (or other Windows versions that are usable with this source. The source will support Windows 98):

         H.323 Conference Manager: Layer of abstraction that hides details of implementation of H.245 and H.225 from application. It also provides inter-protocol procedures as described in the ITU-T
                  H.323 recommendation.

         H.225 (Q.931, RAS and RTP/RTCP): Media Stream Packetization and Synchronization for Visual Telephone Systems on Non Guaranteed Quality of Service LANs

         H.245: Control of communications between Visual Telephone Systems and Terminal Equipment.

         1.2      Call Repeater and Registration Maker in source code

         2.       Delivery:

The Licensed Software will be delivered to Licensee within five (5) business days from the receipt by RADVision of a signed copy of this Agreement.

                                    EXHIBIT B
                LICENSEE'S PRODUCTS COVERED UNDER THIS AGREEMENT

TESTING TOOLS FOR H.323 APPLICATIONS BUILT AROUND LICENSED SOFTWARE AND BASED ON WIN 95/NT OPERATING SYSTEM (or other Windows versions that are usable with the source referred to in Exhibit A. The source will support Windows 98)

                                    EXHIBIT C
                       LICENSE, ROYALTIES AND SUPPORT FEES


1.    LICENSE FEE AND ROYALTY FEES:

         1.1 The License Fee for the Licensed Software as specified in Exhibit A is fifty thousand USD ($50,000)

         1.2      ROYALTY FEES:

                  ROYALTIES WILL BE PAID ACCORDING TO THE FOLLOWING SCHEDULE:

             * Up to $260k of total Royalty payments - seven hundred USD ($700) per Licensee Product or 7% of Licensee formal US list price of Licensee Product (the lower between the two).
             * Between $260k and $500k of total Royalty payment - three hundred USD ($300) per - Licensee Product or 2.94% of Licensee formal US list price of Licensee Product (the lower beween the two)
             * Between $500,001k and $1mk of total Royalty payment - one hundred and fifty USD ($150) per Licensee Product or 1.47% of Licensee formal US list price of Licensee Product (the lower between the two)
             * Above $1mk of total Royalty payments - seventy five USD ($75) per Licensee Product or 0.7% of Licensee formal US list price of Licensee Product (the lower between the two)

             Upon Release Date or by December 20 1999 (the earlier of the two) unless Licensee has terminated the Agreement by that date Licensee shall pay Licensor an unrefundable down payment of fifty thousand USD ($50,000) (the "Down Payment"). Future royalties (except for the Second Down Payment defined below, and Yearly Down Payments) calculated according to the above schedule, will be credited against the Down Payment.

             In addition to the Down Payment. Licensee shall pay Licensor seventy thousand USD ($70,000) (the "Second Down Payment") on the one year anniversary of the due date of the Down Payment. Future royalties except for the Yearly Down Payment (accrued after the Down Payment) calculated in accordance with the above schedule will be credited against the Second Down Payment.

             To the extent Licensor provides its distributors with demonstration modules of Embedded Software, which units are not available for sale, nor sold, by

             Licensee's distributors, no additional Royalty Fees will be due for RADVision for these units.

3.     MAINTENANCE AND SUPPORT FEES:

       Licensee shall pay Licensor an annual support fee equal to Seventeen thousand USD ($17,000) for the Licensed Software. The annual support fee shall cover support services provided to a single point of contact assigned to any Licensee development team responsible for Licensee Products as specified in Exhibit B above, built around the Embedded Software as specified herein:

       The first annual Support Fee is due on the third anniversary of the Effective Date and will cover a one year period starting on the third Anniversary of the Effective Date. The annual support fee for any subsequent yearly periods during the term of this Agreement shall be due and payable within thirty (30) days after the anniversary of the effective date as invoiced by RADVision in accordance with section 7.2 of the Agreement.

       Notwithstanding the above, starting from the first annual Support Fee, Licensee shall have an option to pay an unrefundable down payment of twenty seven thousand USD ($27,000) ("Yearly Down Payment") as a first payment on account of the Royalty Fee for the following one year period . This down payment will exempt Licensee from the payment of Maintenance and Support Fee for the then current maintenance fee as specified in section 7.2. This down payment will not be reimbursed even if the total Royalty fee due for the following year will end up to be less than $27,000. This down payment will not exempt Licensee from payment of Royalties due over and above $27,000. The Yearly Down Payment of $27,000 may be updated from time to time by adding the same amount which added to the maintenance fees as mentioned in Section 7.3.

4.    PAYMENT TERMS:

         4.1  - License fee - 50% upon signing this agreement and 50% sixty
              (60) calendar days after receipt of the License.

         4.2 - Royalty fee - as specified in Section 6.1 of this Agreement. In addition, the minimum payments specified in section 1.2 of this exhibit will be due and payable as follows:

              1. The Down Payment will be due at the Release Date, or on December 20th 1999 (the earlier of the two). Unless Licensee has terminated the agreement by December 19 by a written notification.

               2. Second Down Payment will be due and payable on the one year anniversary of the due date of the Down Payment.

5.       Bank Remittance Information:

Bank Ha'Poalim B.M.
Hadar Yossef Branch (610)
Account No. 377906

NOTE: All prices quoted are in US dollars (HEREIN USD OR $) and exclude any applicable taxes and freight costs. Licensee is responsible for all fund transfer changes.

                                    EXHIBIT D

                       MAINTENANCE AND SUPPORT OBLIGATIONS

Maintenance services for the Licensed Software include:

* Back end maintenance releases including Bug Fixes and Updates (including all Licensed Software as specified in Exhibit A). Licensor will provide Licensee with reasonable updates and additions to the Call Repeater and Registration Maker.

      In case Licensor is notified of any bug, error, or malfunction in the Licensed Software by Licensee, Licensor shall have such bug, error, or malfunction fixed within reasonable period of time. Licensor will make best efforts to give initial response regarding critical bug, error, or malfunction within one (1) working day and have Licensor fixed such critical bug, error, or malfunction within three (3) working days from notification by Local Representative or Licensee. For any bug error or malfunction with higher importance than degraded operation (i.e. regarding nonessential functions) fixing will not exceed 30 days in any event..

      In case Licensor is asked any question by Licensee, Licensor will make best effort to respond to Licensee within three (3) working days on questions with regular priority and within one (l) working day on questions with high priority.

      Reasonable telephone and email support during working hours.




Note: Licensee's services hereunder shall not extend to any Licensed Software or components thereof which have been subject to misuse, accident or improper installation or maintenance, or to any Licensed Software or component thereof that has been modified, repaired or altered by Licensee or its end users or customers, except as authorized by RADVision.

It is intended that RADVision and Licensee will work within the framework of these guidelines. In the event that an exceptional circumstance arises, the Parties will discuss the circumstances and mutually agree on the correct course of action to take. Exceptions may include but are not limited to the impossibility of Licensee to perform, the severity of the error, or the availability of a more efficient approach.

                                    EXHIBIT E

                         Options for future SW purchases

1. LICENSE AND ROYALTY FEES FOR H.450.1, H.450.2, AND H.450.3:

Licensor grants the Licensee a two year option to purchase the H.450 module (including H.450.1, H.450.2, and H.450.3) according to the provisions specified in this agreement, including the other exhibits, and according to the following schedule of payments:

       o Initial License fee due at receipt of the software: ten thousand USD ($10.000)

       o Prepayment of Royalty fee of seven thousand USD ($7,000) due when the first anniversary of the receipt of the H.450 module falls

       o Prepayment of Royalty fee of four thousand USD ($4,000) due when the second anniversary of the receipt of the H.450 module falls

Maintenance fee to the above option:

Licensee shall pay Licensor an annual maintenance fee starting on the third anniversary of the Effective Date for the following year for the H.450.1, H.450.2, H.450.3 ("Maintenance Fee") equal to three thousand USD (53,000). The Maintenance Fee shall cover support services provided to a single point of contact to any Licensee development team responsible for Licensee's Products built around the Embedded Software. The annual support fee for any subsequent yearly periods during the term of this Agreement shall be due and payable within thirty (30) days after the anniversary of the effective date as invoiced by RADVision. Licensee shall have the option to add a yearly amount of three thousand USD ($3,000) to the Yearly Down Payment and be exempt from this Maintenance Fee, according to the same provisions as delineated in Exhibit C section 3.

3. H.235 Licensor shall give Licensee the option to purchase the H.235 module at a 30% discount, and in addition will spread the total payment of the License and the first two year maintenance. The spread of the total payment above will be of 50% 30% and 20% to be due on the delivery date, the first and second anniversaries thereafter respectively.

4. Licensor shall give Licensee a 30% discount on other H.323 Stack related software packages, and not including RADVision's Gatekeeper.

                                    EXHIBIT F

                              Listed Subcontractors


                                     [None]